UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

eBay Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2026

The following supplemental information supplements the definitive proxy statement on Schedule 14A filed by eBay Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 30, 2026 (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, June 17, 2026, at 8:00 a.m. Pacific Time.

This supplemental information is being provided to reflect certain updates that occurred after the date the Company filed the Proxy Statement with the SEC. Except as described in this supplement, the information provided in the Proxy Statement continues to apply. If information in this supplement differs from or updates information contained in the Proxy Statement, then the information in this supplement is more current and supersedes the different information contained in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENTAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Information

The following information supplements and updates the “Questions and Answers About the Proxy Materials and Our 2026 Annual Meeting – Who will bear the cost of soliciting votes for the Annual Meeting?” section of the Proxy Statement.

On May 13, 2026, the Company engaged Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to further aid in the solicitation of proxies leading up to the Annual Meeting. In connection with the engagement of Innisfree, the Company agreed to pay Innisfree a proxy solicitation fee of $25,000, plus additional fees for any telephone solicitation services (if applicable).